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                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1998 (except with respect to the matters discussed in Notes 2 and 9 of the notes to the financial statements, as to which the dates are February 2, 1998 and March 6, 1998, respectively) incorporated by reference in Pope & Talbot, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Portland, Oregon
February 17, 1999